Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-217361) of Mammoth Energy Services, Inc. of our report dated August 14, 2017, relating to the financial statements of Sturgeon Acquisitions LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Oklahoma City, Oklahoma
February 28, 2018